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                                                                   Exhibit 10.6

                           MAINSPRING CAPITAL, L.L.C.

                                COMMERCIAL LEASE

             BEL DE MAR, L.L.C, an Arizona limited liability company

                                   "Landlord"

                                       AND

                        LIMELIGHT MAINSTREET TEMPE, LLC.

                                    "Tenant"

                             SUMMARY OF LEASE TERMS*

Date:                                   November 18, 2002

Lease Number:                           ________________________________________

Project:                                Airway Corporate Center

Square Footage:                         13,341 (approximately)

Address:                                2220 W. 14th Street Tempe, AZ

Term:                                   Three Years

Base Rental Schedule:                   ________________________________________

Current Rental Tax Rate:                2.3%

Current Estimated Operating Expenses:   $.18 per square foot per month

Other Items:                            OPTIONS TO EXTEND: Tenant has one (1)
                                        three (3)-year options to extend the
                                        term of the lease subject to the terms
                                        of paragraph 28, "Options".

                                        TENANT IMPROVEMENT ALLOWANCE: Landlord
                                        agrees provide Tenant with a tenant
                                        improvement allowance of forty-thousand
                                        dollars ($45,000) subject to the terms
                                        outlined in paragraph 29, "Tenant
                                        Improvement Allowance."

*NOTE: This summary is provided for the Tenant's convenience only. It is not to be construed as a part of the above referenced Lease Agreement. In the event that there is a conflict between this summary of lease terms and the Lease Agreement, the language in the Lease Agreement shall prevail.

STANDARD LEASE AGREEMENT

PHXINDNII

                                                         DATE: NOVEMBER 18, 2002

                                 LEASE AGREEMENT

THIS LEASE AGREEMENT, made and entered into by and between Bel de Mar, L.L.C., an Arizona limited liability company, hereinafter referred to as "Landlord", and Limelight Mainstreet Tempe, LLC, hereinafter referred to as "Tenant";

                                   WITNESSETH:

1. PREMISES AND TERM. In consideration of the mutual obligations of Landlord and Tenant set forth herein. Landlord leases to Tenant, and Tenant hereby takes from Landlord the Premises situated within the County of Maricopa, State of Arizona, more particularly described on Exhibit "A" attached hereto and incorporated herein by reference, (the "Premises"), together with all rights, privileges, easements, appurtenances, and amenities belonging to or in any way pertaining to the Premises, to have and to hold, subject to the terms, covenants and conditions of this Lease. The term of this Lease shall commence on the commencement date hereinafter set forth and shall end on NOVEMBER 18, 2005. If this Lease is executed before the Premises become vacant or otherwise available and ready for occupancy, or if any present Tenant or occupant of the Premises holds over, and Landlord cannot acquire possession of the Premises prior to the date recited as the commencement date of this Lease, Landlord shall not be deemed in default hereunder, and Tenant agrees to accept possession of the Premises at such time as Landlord is able to tender the same, which date shall thenceforth be deemed the "commencement date", and Landlord hereby waives payment of rent covering any period prior to the tendering of possession to Tenant hereunder.

     A. EXISTING BUILDING. The commencement date shall be NOVEMBER 18, 2002. Tenant acknowledges that, (i) it has inspected and accepts the Premises, (ii) the buildings and improvements comprising the same are suitable for the purpose for which the Premises are leased, (iii) the Premises are in good and satisfactory condition, and (iv) no representations as to the repair of the Premises, nor promises to alter, remodel or improve the Premises have been made by Landlord (unless otherwise set forth in the Lease). In no event shall any existing defects in the Premises or any limitation on its use be considered a breach by Landlord under this lease or a failure to any conditions to Tenant's obligations hereunder. Upon request by Landlord, Tenant shall execute and deliver to Landlord a Letter of Acceptance of delivery of the Premises.

     B. BUILDING TO BE CONSTRUCTED OR SHELL SPACE. If the Premises or part thereof are to be constructed, the commencement date shall be deemed to be the sooner of the date upon which the Premises and other improvements to be erected in accordance with the plans and specifications described on Exhibit "C" attached hereto and incorporated herein by reference (the "Plans") have been substantially completed or the date upon which the Tenant takes occupancy. As used herein, the term "substantially completed" shall mean, that in the opinion of the architect or space planner that prepared the Plans, such improvements have been completed in accordance with the Plans and the Premises are in good and satisfactory condition, subject only to completion of minor punch list items. As soon as such improvements have been substantially completed, Landlord shall notify Tenant in writing that the commencement date has occurred. Within ten (10) days thereafter, Tenant shall submit to Landlord in writing a punch list of items needing completion or correction. Landlord shall use reasonable efforts to complete such items within thirty (30) days after the receipt of such notice. In the event Tenant, its employees, agents or contractors cause construction of such improvements to be delayed, the commencement date shall be deemed to be the date that, in the opinion of the architect or space planner that prepared the Plans, substantial completion would have occurred if such delays had not taken place. The taking of possession by Tenant shall be deemed to conclusively establish that the buildings and other improvements had been completed in accordance with the Plans, that the Premises are in good and satisfactory condition as of when possession was taken, and that Tenant has accepted such buildings and other improvements without representation or warranty from Landlord. Upon Landlord's request, Tenant shall execute and deliver to Landlord a Letter of Acceptance of delivery of the Premises.

2. BASE RENT, SECURITY DEPOSIT AND OPERATING EXPENSE PAYMENTS.

     A. BASE RENT. Tenant agrees to pay Landlord base rent ("Base Rent") for the Premises, in advance, without demand, deduction or set off, at the rate of six thousand and three dollars ($6,003)* per month during months 1-12 of the initial lease term, seven thousand and three and 50/100's dollars ($7,003.50)* per month during months 13-24 of the initial lease term, and eight thousand and four ($8.004)* per month for months 25-36 of the initial lease term. One (1) such monthly installment, plus the other monthly charges set forth in Paragraph 2.C below for such one (1) month, shall be due and payable on the date hereof, and thereafter, one such monthly installment shall be due and payable on or before the first day of each succeeding calendar month following the commencement date, except that all payments due hereunder for any fractional calendar month shall be prorated. The obligation of Tenant to pay Base Rent and other sums to Landlord and the obligations of Landlord under

*    plus current rental tax


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this Lease are independent obligations. Tenant shall have no right at any time to abate, reduce, or set-off any rent due hereunder except where expressly provided in this Lease. Tenant waives and releases all statutory liens and off-set rights as to rent.

          B. SECURITY DEPOSIT. In addition, Tenant agrees to deposit with Landlord on the date hereof the sum of Fifteen thousand and 00/100 Dollars ($15,000.00) and also agrees to deposit with Landlord an additional Fifteen thousand and 00/100 Dollars ($15,000.00) six (6) months from the commencement date, which shall be held by Landlord, without obligation for interest, as security for the performance of Tenant's obligations under the Lease, it being expressly understood and agreed that this deposit is not an advance rental deposit or a measure of Landlord's damages in case of Tenant's default. Upon each occurrence of an event of default, Landlord may use all or part of the deposit to pay rent or other payments due Landlord under this Lease, and the cost of any other damage, injury, expense or liability caused by such event of default without prejudice to any other remedy provided herein or provided by law. On demand, Tenant shall pay Landlord the amount that will restore the security deposit to its original amount. The security deposit shall be deemed the property of Landlord, but any remaining balance of such deposit shall be returned by. Landlord to Tenant within thirty (30) days from the time Tenant's obligations under this Lease have been fulfilled, less a refurbishment fee equal to fifteen percent of the total deposit

     C. OPERATING EXPENSE PAYMENTS. During each month of the Lease Term, on the same date that Base Rent is due, Tenant agrees to pay to Landlord as additional rent an amount equal to one-twelfth of the amount, as estimated by Landlord, of Tenant's Proportionate Share (hereinafter defined) of Operating Expenses for the Project. Payments thereof for any fractional calendar month shall be prorated. The term "Operating Expenses" means all costs and expenses incurred by Landlord with respect to the ownership, maintenance, and operation of the Project including, but not limited to costs of Taxes (hereinafter defined) and fees payable to tax consultants and attorneys for consultation and contesting taxes; insurance; utilities (subject to the other provisions of this Lease regarding utilities) maintenance, repair and replacement of all portions of the Project, including without limitation, paving and parking areas, roads, roofs, alleys, and driveways, mowing, landscaping, exterior painting, utility lines, mechanical systems, and amounts paid to contractors and subcontractors for work or services performed in connection with any of the foregoing; charges or assessments of any association of which the Project is subject; property management fees payable to a property manager, including any affiliate of Landlord, or if there is no property manager, an administration fee of fifteen percent (15%) of Operating Expenses payable to Landlord; security services, if any; trash collection, sweeping and removal; and additions, alterations or replacements made by Landlord at Landlord's sole discretion to the Project in order to comply with applicable laws or codes as amended from time to time or that are appropriate to the continued operation of the Project, provided that the cost of such additions, alterations, or replacements that are required to be capitalized for federal income tax purposes shall be amortized on a straight line basis over a period equal to the lesser of the useful life thereof for federal income tax purposes or ten (10) years. Operating Expenses do not include debt service under mortgages or ground rent under ground leases, costs of restoration to the extent of net insurance proceeds received by Landlord with respect thereto, leasing commissions, renovating of space for tenants, or depreciation or amortization except as provided above.

The monthly estimated Operating Expense payments may be increased or decreased by Landlord from time to time to reflect the projected actual cost of all such items. If the Tenant's total payments for any year are less that Tenant's Proportionate Share of actual operating costs for such year, Tenant shall pay the difference to Landlord within thirty (30) days after demand. If the total payments of Tenant for any year are more than Tenant's Proportionate Share of actual operating costs for such year, Landlord shall retain such excess and credit it against Tenant's next payments. For purposes of calculating Tenant's Proportionate Share of Operating Expenses, a year shall mean a calendar year except the first year, which shall begin on the Commencement Date, and the last year, which shall end on the expiration of this Lease.

The Tenant's "Proportionate Share" shall be a fraction, having as its numerator the floor area of the Premises and its denominator the total floor area of the Project, all as determined by Landlord. Landlord may equitably increase Tenant's Proportionate Share for any item of the Project that includes the Premises.

3. TAXES.

     A. Subject to Tenant's reimbursement obligation and Landlord's right to contest, Landlord agrees to pay all taxes, assessments and governmental charges of any kind and nature (collectively referred to herein as "Taxes") that accrue against the Premises, and/or the land and/or improvements of which the Premises are a part. Landlord shall have the right to contest by appropriate legal proceedings the amount, validity, or application of any Taxes or liens thereof. The Landlord shall have the right to employ a tax consulting firm and legal counsel to attempt to assure a fair tax burden on the building and grounds within the applicable taxing jurisdiction. Tenant agrees to pay its proportionate share of the cost of such consultant and legal counsel.


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     B. Tenant shall be liable for all taxes levied or assessed against any personal property or fixtures placed in the Premises. If any such taxes are levied or assessed against Landlord or Landlord's property and (i) Landlord pays the same or (ii) the assessed value of Landlord's property is increased by inclusion of such personal property and fixtures and Landlord pays the increased taxes, then, upon demand Tenant shall pay to Landlord such taxes.

     C. If at any time during the term of this Lease, there shall be levied, assessed or imposed on Landlord a capital levy or other tax directly or indirectly upon the rents received therefrom and/or a franchise tax, any excise, transaction, sales or privilege tax, assessment, levy or charge measured by or based, in whole or in part, upon such rents from the Premises and/or the land improvements of which the Premises are a part, then all such taxes, assessments, levies or charges, or the part thereof so measured or based, shall be payable to Landlord, monthly or upon demand, at the option of the Landlord, as additional rent.

4. LANDLORD'S REPAIRS.

     A. Landlord, at its own expense, shall maintain only the structural soundness of the roof, foundation and exterior walls of the Premises in good repair, reasonable wear and tear and casualty losses and damages caused by Tenant excluded. The term "walls" as used herein shall not include windows, glass or plate glass, doors and overhead doors, special store fronts, dock bumpers, dock plates or levelers, or office entries Tenant shall immediately give Landlord written notice of defect or need for repairs, after which Landlord shall have reasonable opportunity to repair same or cure such defect. Landlord's obligation to maintain the aforementioned items shall be limited solely to the cost of such repairs or maintenance or the curing of any defect in the same.

     B. Landlord reserves the right to perform the paving maintenance, common area and landscape replacement and maintenance, exterior painting, common water and sewage line plumbing and any other items that are otherwise Tenant's obligations under Paragraph 5.A, all of which are sometimes referred to herein as common area charges, and Tenant shall be liable for its proportionate share of the cost and expense of such repair, replacement, maintenance and other such items.

     C. Tenant agrees to pay its proportionate share of the cost of (i) maintenance and/or landscaping of any property that is a part of the building and/or project of which the Premises are a part, (ii) maintenance and/or landscaping of any property that is maintained or landscaped by any property owner or community owner association that is named in the restrictive covenants or deed restrictions to which the Premises are subject, and (iii) operating and maintaining any property, facilities or services provided for the common use of Tenant and other tenants of any project or building of which the Premises are a part.

     D. Landlord reserves the right to alter or modify the building of which the premises are a part and/or common areas associated therewith, when such alterations or modifications are required by governmental laws, codes, ordinances, regulations, or any other applicable authorities, including, without limitation, the Americans with Disabilities Act of 1990 (the "ADA"), in which event Tenant shall be liable for its proportionate share of such cost. If such modification is a capital modification for the general benefit of the project, and is required regardless of Tenant's particular use of the Premises, then the cost shall be an operating expense allocated over the lesser of five (5) years or the useful life of the modification. Notwithstanding the foregoing, if such modification is predicated by Tenant's particular use of the Premises or is principally for the benefit of Tenant (and not other Tenants of the building) the cost shall be borne entirely by Tenant and Tenant shall reimburse Landlord for same promptly upon demand.

     E. Tenant may audit Landlord's books relevant to the operating expenses upon reasonable notice to Landlord; provided, however, Tenant agrees to pay all costs associated with or resulting from such audit, including reimbursement to Landlord and Landlord's agents for time or costs incurred.

5. TENANT'S REPAIRS.

     A. Landlord reserves the prior right, exercisable at any time and in its sole discretion, to coordinate, perform, or to contract of the performance of Tenant's repair, maintenance and replacement obligations under this Paragraph 5. Tenant shall reimburse Landlord upon demand for the costs of any such services or repairs incurred by Landlord. Except only those repairs for which Landlord is responsible under Paragraph 4.A, Tenant, at Tenant's sole cost and expense shall: (i) maintain all parts of the Premises, landscape and grounds surrounding the Premises and the building at which the Premises are a part, in good condition, (ii) promptly make all necessary repairs and replacements, (iii) keep the parking areas, driveways and alleys surrounding the Premises in a clean and sanitary condition, and maintain any spur track servicing the Premises.

     B. Tenant, at its own cost and expense, shall enter into and deliver to Landlord a regularly scheduled preventative maintenance service contract with a maintenance contractor approved by Landlord for servicing all hot water, heating and air-conditioning systems and other equipment within the Premises. The service contract must include all services required by the Landlord and must become effective within thirty (30) days of the date Tenant takes possession of the Premises. In the event Tenant does not deliver said contract to Landlord within thirty (30) days of the commencement date, the Landlord has the right to contract a third-party professional contractor for said service without notice to Tenant, and Tenant shall upon demand reimburse Landlord for the full cost thereof. Additionally Landlord, at any time and in its sole discretion, reserves the right


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upon ninety (90) days written notice to Tenant to enter into a regularly scheduled preventative maintenance service contract covering the service, repair and/or replacement of any or all such items for the entire building(s) of which the Premises are a part, in which event Tenant shall be liable for its proportionate share of the cost and expense of said preventative maintenance service contract in accordance with Paragraph 4 above.

     C. Subject to the provisions of Paragraph 10, Tenant shall repair and pay for any damage to the Premises or the Project caused by Tenant or Tenant's employees, agents or invitees, or caused by Tenant's default hereunder. Access to the roof or the exterior walls of the Premises or Project for purposes of repairs or otherwise by the Tenant shall be subject to Landlord's prior approval and to such conditions as Landlord may require.

6. ALTERATIONS. Tenant shall not make any alterations, additions, partitions, or other improvements to the Premises without the prior written consent of Landlord. Tenant, at its own cost and expense, may erect shelves, bins, machinery and trade fixtures as it desires as well as alterations, additions, partitions, communication towers or other improvements which have been specifically consented to in writing by Landlord, provided that (i) such items do not alter the basic character of the Premises or the building and/or improvements of which the Premises are a part, (ii) such items do not overload or damage the same, (iii) such items may be removed without injury to the Premises, and (iv) the construction, erection or installation thereof complies with all applicable governmental laws, codes, ordinances, regulations, or any other applicable authorities, including, without limitation, the Americans with Disabilities Act of 1990 (the "ADA"), and with Landlord's details, specifications and other requirements, (v) any architectural, engineering, construction management, permits, inspections or other cost or fee required to assure compliance with conditions set forth in this Paragraph 6 shall be paid by Tenant promptly upon demand. All alterations, additions, partitions, or other improvements erected by Tenant shall be and remain the property of Tenant during the term of this Lease; provided however, at the termination of this Lease, Landlord shall have the option, exercisable in Landlord's sole discretion, to require Tenant either to remove, at Tenant's sole cost and expense, all or part of each alterations, additions, partitions, or other improvements, at which time Tenant shall promptly restore the Premises to its original condition, or to keep in place the same at which time such alterations, additions, improvements, and partitions shall become the property of Landlord. If requested by Tenant at any time prior to termination of this Lease, Landlord shall, in its sole discretion, give or withhold its consent to the future removal by Tenant of any particular alteration, addition, partition or other improvement then existing or planned by Tenant; provided, however, Landlord shall not unreasonably withhold its consent to Tenant's future removal of any specialized equipment installed in the Premises by Tenant Such consent must be in writing to be binding upon Landlord. Landlord hereby consents to Tenant's removal of those items listed on Exhibit D attached hereto and incorporated herein by this reference. (Note: The requesting and granting of such consent shall not preclude Tenant from subsequently electing to leave any such items in place or, under such circumstances, Landlord from requiring that such items be removed.) (Note: Tenant's obligation to restore the Premises to its original condition shall apply following the removal of a particular alteration, addition, partition or other improvement pursuant to Landlord's consent.) All shelves, bins, machinery and trade fixtures installed by Tenant shall be removed on or before the earlier to occur of the date of termination of this Lease or vacating the Premises, at which time Tenant shall restore the Premises to their original condition. All alterations, installations, removals and restoration shall be performed in a good and workmanlike manner so as not to damage or alter the primary structure or structural qualities of the buildings and other improvements situated on the Premises or of which the Premises are a part.

7. SIGNS. Any signage Tenant desires for the Premises shall be subject to Landlord's written approval. Tenant shall repair, paint and/or replace the building facia surface to which its signs are attached upon vacation of the Premises, or the removal or alteration of the signage. Tenant shall not (i) make any changes to the exterior of the Premises, (ii) install any exterior lights, decorations, balloons, flags, pennants, banners or painting, or (iii) erect or install any signs, windows, or door lettering, placards, decorations or advertising media of any type which can be viewed from the exterior of the Premises, without Landlord's prior written consent. Tenant, at its sole cost, shall obtain all applicable governmental permits and approvals for signage and exterior treatments. All signs, decorations, advertising media, blinds, draperies and other window treatment or bars or other security installations visible from outside the Premises shall conform in all respects to the criteria established by Landlord and any applicable governmental laws, ordinances, regulations, or other requirements.

8. PARKING. Tenant shall be entitled to park in common with other tenants of the Project in those areas designed for non-reserved parking. Tenant agrees not to burden the parking facilities and agrees to cooperate with Landlord and other tenants in the use of the parking facilities. Landlord reserves the right, in its absolute discretion, to determine whether parking facilities are becoming crowded and, in such event, to allocate parking spaces among Tenant and other tenants,. Landlord shall not be responsible for enforcing Tenant's parking rights against any third parties. No vehicle storage of any nature shall be allowed or permitted in any parking area without Landlord's prior written consent.

9. UTILITIES.


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     A. Landlord agrees to provide normal water and electricity connection to the Premises as determined by Landlord's sole, reasonable discretion. Subject to the following qualifications, Tenant shall have the right to increase the electrical capacity of the Premises by installing additional, or upgrading existing, electrical system components in or serving the Premises. All such installations and/or upgrades shall be at Tenant's sole cost and expense and shall be performed only after obtaining Landlord's written consent, which consent shall not be unreasonably withheld or delayed. Tenant shall provide Landlord with such detail as Landlord shall request regarding such installations and/or upgrades. If any installation or upgrade requires work to be performed outside of the Premises, then Landlord may further reasonably condition its consent thereto on a case-by-case basis. All such installations and/or upgrades are further subject to the provisions of Paragraph 6. Tenant shall pay for all water, gas, heat, light, power, telephone, sewer, sprinkler services, refuse and trash collection, and other utilities and services used on or at the Premises and any maintenance or inspection charges for utilities, together with any taxes, penalties, surcharges or the like pertaining to the Tenant's use of the Premises. Landlord shall have the right to cause any of said services to be separately metered or charged to Tenant by provider, at Tenant's expense. Tenant shall pay its share of all charges for jointly metered utilities, based on consumption as reasonably determined by Landlord. Landlord shall not be liable for any interruption or failure of utility service on the Premises.

     B. In the event water is not separately metered to Tenant, Tenant agrees that it will not use water for uses other than normal domestic restroom and kitchen usage; and, Tenant does further agree to reimburse Landlord for the entire amount of common water costs as additional rental if, in fact, Tenant uses water for uses other than normal domestic restroom and kitchen uses without first obtaining Landlord's written permission. Furthermore, Tenant agrees in such event to install at its own expense, a submeter to determine Tenant's usage.

     C. Tenant agrees it will not use sewer capacity for any use other than normal domestic restroom and kitchen use. Tenant further agrees to notify Landlord of any other sewer use ("excess sewer use") and also agrees to reimburse Landlord for the costs and expenses related to Tenant's excess sewer use, which shall include, but is expressly herein not limited to, the cost of acquiring additional sewer capacity to service Tenant's Lease.

10. INSURANCE.

     A. Subject to Tenant's reimbursement obligation, Landlord shall maintain such fire and extended coverage insurance covering the building situated on the Premises or of which the Premises are a part as Landlord deems appropriate. Such insurance may provide for a commercially reasonable deductible. Landlord may, but is not obligated to, maintain such other insurance and additional coverage as it may deem necessary, including but not limited to, comprehensive general liability insurance, loss of rental insurance for up to 12 months rental, and such additional insurance and coverage shall be reimbursable by Tenant as provided herein. The Project may be included in a blanket policy (in which case the cost of such insurance allocable to the Project will be determined by Landlord based upon insurer's cost calculations).

     B. Tenant, at its own expense, shall maintain during the term of this Lease a policy or policies of worker's compensation and comprehensive general liability insurance, including personal injury and property damage, with contractual liability endorsement, in the amount of $1,000,000 for property damage and $2,000,000 per occurrence for personal injuries or deaths of persons occurring in or about the Premises. Tenant, at its own expense, also shall maintain during the term of this Lease fire and extended coverage insurance covering the replacement cost of (i) all alterations, additions, partitions and Tenant's persona] property contained within the Premises by Tenant or by Landlord on behalf of Tenant and (ii) all of Tenant's personal property contained within the Premises. Said policies shall (i) name Landlord as an additional insured and insure Landlord's contingent liability under this Lease (except for the worker's compensation policy, which instead shall include waiver of subrogation endorsement in favor of Landlord), (ii) be issued by an insurance company which is acceptable to Landlord, (iii) provide that said insurance shall not be canceled unless thirty (30) days written notice shall be given to Landlord, and (iv) provide primary coverage to Landlord, when any policy issued to Landlord provides duplicate or if similar coverage, Landlord's policy will be excess over Tenant's policies. Said policies or certificates thereof shall be delivered to Landlord by Tenant within ten (10) written days of the commencement of the term of the Lease and upon each renewal of said insurance.

     C. Tenant will not permit the Premises to be used for any purpose or in any manner that would (i) void the insurance thereon, (ii) increase the insurance risk, or (iii) cause the disallowance of any sprinkler credits, including without limitation, use of the Premises for the receipt, storage or handling of any product, material or merchandise that is explosive or highly flammable. If any increase in the cost of any insurance of the Premises or the building of which the Premises are a part is caused by Tenant's use of the Premises, or because Tenant vacates the Premises, then Tenant shall pay the amount of such increase to Landlord.

11. FIRE AND CASUALTY DAMAGE.

     A. If the Premises or the building of which the Premises are a part should be damaged or destroyed by fire or other peril, Tenant immediately shall give written notice to Landlord. If the buildings situated on the Premises or of which the Premises are a part should be totally destroyed by any peril covered by insurance to be provided by Landlord under Paragraph


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10. A above, or if they should be so damaged thereby that, in the Landlord's estimation, rebuilding or repairs cannot be completed within one hundred and twenty ninety (90) days after the date of such damage, this Lease shall terminate and rent shall be abated during the unexpired portion of this Lease, effective upon the date of the occurrence of such damage, provided Tenant has paid to Landlord the deductible or applicable portion of the deductible, as the case may be, under the Landlord's insurance policy.

     B. If the buildings situated upon the Premises or of which the Premises are a part, should be damaged by any peril covered by the insurance to be provided by Landlord under Paragraph 10.A above, and in Landlord's estimation, rebuilding or repairs can be substantially completed within one hundred and twenty ninety
(90) days after the date of such damage, this Lease shall not terminate, and Landlord shall restore the Premises to substantially its previous condition, except that Landlord shall not be required to rebuild, repair or replace any part of the partitions, fixtures, additions and other improvements that may have been constructed, erected or installed in, or about the Premises or for the benefit of, or by or for the Tenant. Tenant shall pay to Landlord the amount of the deductible under Landlord's insurance policy within thirty (30) days after receipt of Landlord's invoice therefor. If the damage covered by the insurance also involves portions of the building or buildings other than the Premises, Tenant shall pay only a portion of the deductible, based on the ratio of the cost of repairing the damage in the Premises to the total of repairing all damage in the building or buildings. If such repairs and rebuilding have not been substantially completed within one hundred fifty (150) days after the date of such damage, Tenant, at Tenant's exclusive remedy, may, upon payment of insurance policy, terminate this Lease by delivering written notice of termination to Landlord in which event the rights and obligations hereunder shall cease and terminate.

     C. Notwithstanding anything herein to the contrary, in the event the holder of any indebtedness secured by a mortgage or deed of trust covering the Premises requires that the insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) days after such requirements is made known by any such holder, whereupon all rights and obligations hereunder shall cease and terminate.

     D. Anything in this Lease to the contrary notwithstanding, Landlord and Tenant hereby waive and release each other of and from any and all rights of recovery, claim, action or cause of action, against each other, their agents, officers and employees, for any loss or damage that may occur to the Premises, improvements to the building of which the Premises are a part, or personal property (building contents) within the building and /or Premises, for any reason regardless of cause or origin. Each party of this Lease agrees immediately after execution of this Lease to give each insurance company, which has issued to its policies of fire and extended coverage insurance, written notice of the terms of the mutual waivers contained in this subparagraph, and if necessary, to have the insurance policies properly endorsed.

12. LIABILITY AND INDEMNIFICATION. Except for any claims, rights of recovery and causes of action that Tenant has released, Landlord shall hold Tenant harmless and defend Tenant against any and all claims or liability for any injury or damage to any person in, on or about the Premises or any part thereof and/or the building of which the Premises are a part, when such injury shall be caused by the act, neglect, negligence, fault of, or omission of any duty with respect to the same by Landlord, its agents, servants and employees. Except for any claims, rights of recovery and causes of action that Landlord has released, Tenant shall hold Landlord harmless from and defend Landlord against any and all claims or liability for any injury or damage to any person or property whatsoever occurring in, on or about the Premises or any part thereof and/or of the building of which the Premises are a part, including without limitation elevators, stairways, passageways or hallways, the use of which Tenant may have in accordance with this Lease, when such injury or damage shall (i) be caused by the act, neglect, negligence, fault of, or omission of any duty with respect to the same by Tenant, its agents, servants, employees, or invitees, (ii) arise from the conduct of management of any work done by the Tenant in or about the Premises, (iii) arise from transactions of the Tenant, or (iv) arise from Tenant's breach of any covenant contained in this Lease, including but not limited to Tenant's failure to comply with any of the matters set forth relating to environmental requirements as defined and described in Paragraph 23 and incorporated herein by reference, along with all reasonable costs, counsel fees, expenses and liabilities incurred in connection with any such claim or action or proceeding brought thereon. The provisions of this Paragraph 12 shall survive the expiration or termination of this Lease with respect to any claims or liability occurring prior to such expiration or termination.

13. USE. The Premises shall be used only for the purpose of data center, co-location, and general offices and for such other lawful purposes as may be incidental thereto. Outside storage, including without limitation, storage of trucks and other vehicles and the washing thereof at any time is prohibited without Landlord's prior written consent. Tenant shall, at its own cost and expense, obtain any and all licenses and permits necessary for such use, shall at all times maintain the Premises in a clean, healthful and safe condition and comply with all governmental laws, codes, ordinances, regulations or any other applicable authorities with regard to the use, condition or occupancy of the Premises including, without limitation, the ADA. Tenant shall be responsible, at Tenant's sole cost and expense, for the correction, prevention, and abatement of nuisances in or upon, or connected with, the Premises. Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise, vibrations, pest infestations to emanate from the Premises, nor take any other action that would constitute a nuisance or would disturb, unreasonably interfere with, or endanger Landlord or any other tenants of the building or project of which the Premises are a part. Tenant's use of the Premises shall at all times comply with the insurance provisions in Paragraph 10 hereof.

14. INSPECTION. Landlord and its agents and representatives shall have the right to enter the Premises at any reasonable time during business hours to inspect the Premises and to make such repairs as may be required or permitted pursuant to this Lease. During the period that is six (6) months prior to the end of the Lease term upon telephonic notice to Tenant, Landlord and Landlord's representative may enter the Premises during business hours for the purpose of showing the Premises. In addition, Landlord shall have the right to erect a suitable sign on the Premises stating the Premises are available. Tenant shall notify Landlord in writing at least thirty (30) days prior to vacating the Premises and shall arrange to meet with Landlord for a joint inspection of the Premises prior to vacating. If Tenant fails to give such notice or to arrange for such inspection, then Landlord's inspection of the Premises shall be deemed correct for the purpose of determining Tenant's responsibility for repairs and restoration of the Premise.

15. ASSIGNMENT AND SUBLETTING.

     A. Tenant shall not have the right to assign, sublet, transfer or encumber this Lease, or any interest therein, without the prior written consent of Landlord, or without such consent as provided for in this Section of the Lease. Any attempted assignment, subletting, transfer or encumbrance by Tenant in violation of the terms and covenants of this Paragraph shall be void. Notwithstanding the foregoing, Tenant shall have the right to assign this Lease to any affiliate provided that such assignment is in form satisfactory to Landlord. Any assignee, Sub-Tenant or transferee of Tenant's interest in this Lease (all such assignees, Sub-Tenant and transferees being hereinafter referred to as "Transferees"), by assuming Tenant's obligations hereunder, shall assume liability to Landlord for all amounts paid to persons other than Landlord by such Transferees is contravention of this Paragraph. No assignment, subletting or other transfer, whether consented to by Landlord or not permitted hereunder shall relieve Tenant of its Liability hereunder. If an event of default occurs while the Premises or any part thereof are assigned or sublet, then Landlord, in addition to any other remedies herein provided, or provided by law, may collect directly from such Transferee all rents payable to the Tenant and apply such rent against any sums due Landlord hereunder. No such collection shall be construed to constitute a novation or a release of Tenant from the further performance of Tenant's obligations hereunder.

     B. The Tenant's principal operating business as defined herein shall be deemed approved by the Landlord with respect to the Tenant's rights under this or any other applicable Section of the Lease. The Tenant's principal business is in operating data center co-location facilities, i.e. providing a facility with certain attributes, amenities and services that are desirable for housing and operating computer equipment for the Tenant's customers ("Customers"). Customers may enter into agreements with the Tenant to purchase a variety of services ("Services"), including but not limited to: renting equipment and space to house the Customer's computers; power to operate the Customer's equipment; Internet access; monitoring of the Customer's computer systems: data backup; and additional security measures including restricting access to a certain amount of space via a subdivision within the data center for the Customer's sole use for housing and operating their computer systems. Certain customers may choose to utilize the Services in a "disaster recovery" capacity and/or as a backup computer system in the event of failure on the part of their primary computer systems. In the event of a catastrophic failure of a Customer's primary computer system, Tenant may provide the Customer with temporary workspace, including but not limited to: workbenches; desks; telephones; facsimile machines; copiers; tools; storage and desktop computers. Such Agreements between Tenant and Customers shall not be considered an assignment, sublet, transfer or encumberment for the purposes of this Lease.

     C. If this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, 11 U.S.C., Section 101, et. seq., (the "Bankruptcy Code"), any and all monies or other consideration payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. Any and all monies or other considerations constituting Landlord's property under the preceding sentence not paid or delivered to Landlord be held in trust for the benefit of Landlord and be promptly paid or delivered to Landlord.

     D. Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code, shall be deemed, without further act or deed, to have assumed all of the obligations arising under this Lease on and after the date of such assignment. Any such assignee shall upon demand execute and deliver to Landlord an instrument confirming such assumption.

16. CONDEMNATION. If the whole or any substantial part as determined by Landlord of the Premises should be taken for any public or quasi-public use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof and the taking prevents or materially interferes with the use of the Premises for the purpose for which they were leased to tenant, this Lease shall terminate and the rent shall be abated during the unexpired portion of this Lease, effective on the date of such taking. If less than a substantial part, as determined by Landlord, of the Premises is taken for any public of quasi-public use under any governmental law, ordinance or regulation or by right of eminent domain, or by private purchase in lieu thereof, this Lease shall not terminate, but the rent payable hereunder during the unexpired portion of this Lease shall be reduced to such extent as may be fair and reasonable under all of the circumstances. All compensation awarded in connection with or as a result of any of the foregoing proceedings shall be the property of Landlord and Tenant hereby assigns any interest in any such award to Landlord; provided, however, Landlord shall have no interest in any award made to Tenant for loss of business or goodwill or for the taking of Tenant's fixtures and improvements, if a separate award for such items is made to Tenant.

17. HOLDING OVER. At the termination of this Lease by its expiration or otherwise, Tenant immediately shall deliver possession to Landlord with all cleaning, repairs and maintenance required herein to be performed by Tenant completed. If, for any reason, Tenant retains possession of the Premises after the expiration of the Lease, unless the parties hereto otherwise agree in writing, such possession shall be subject to termination by either Landlord or Tenant at any time upon not less than ten (10) days advance written notice, and all of the other terms and provisions of this Lease shall be applicable during such period, except that Tenant shall pay Landlord from time to time, upon demand, as rental for the period of such possession, an amount equal to double the rent in effect on the termination date, computed on a daily basis for each day of such period. No holding over by Tenant, whether with or without consent of Landlord shall operate to extend this Lease except as otherwise expressly provided. The preceding provisions of this Paragraph 17 shall not be construed as consent for Tenant to retain possession of the Premises in the absence of written consent thereto by Landlord.

18. QUIET ENJOYMENT. Landlord covenants that on or before the commencement date it will have good title to the Premises, free and clear of all liens and encumbrances, excepting only the lien for such mortgage or mortgages as are permitted by the terms of this Lease, zoning ordinances and other building and fire ordinances and governmental regulations relating to the use of such property, and easements, restrictions and other conditions of record. If this Lease is a sublease, then Tenant agrees to take the Premises subject to the provisions of the prior Leases. Landlord represents that it has the authority to enter into this Lease and that so long as Tenant pays all amounts due hereunder and performs all other covenants and agreements herein set forth, Tenant shall peaceably and quietly have, hold and enjoy the Premises for the term hereof without hindrance or molestation from Landlord, subject to the terms and provisions of this Lease.

19. EVENTS OF DEFAULT. The following events (herein individually referred to as "event of default") each shall be deemed to be events of nonperformance by Tenant under this Lease:

     A. Tenant shall fail to pay any installment of the rent herein when due, or any other payment of reimbursement to Landlord required herein when due, and such failure continues for a period of five (5) days following Tenant's receipt of written notice from Landlord that such payment was due and not received by the Landlord.

     B. The Tenant or any guarantor of the Tenant's obligations hereunder shall
(i) become insolvent; (ii) admit in writing its inability to pay its debts;
(iii) make a general assignment for the benefit of creditors; (iv) commence any case, proceeding or other case action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or of any substantial part of its property; or (v) take any action to authorize or in contemplation of any of the actions set forth above in this Paragraph.

     C. Any case, proceeding or other action against the Tenant or any guarantor of the Tenant's obligations hereunder shall be commenced seeking (i) to have an order for relief entered against it as debtor or to adjudicate it a bankrupt or insolvent; (ii) reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization of relief of debtors; (iii) appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, and such case, proceeding or other action
(a) results in the entry of an order for relief against it which is not fully stayed within seven (7) business days after the entry thereof, or (b) shall remain undismissed for a period of forty-five (45) days.

     D. E. Tenant shall fail to discharge any lien placed upon the Premises in violation of Paragraph 22 hereof within twenty (20) days after any such lien or encumbrance is filed against the Premises.

     F. Tenant shall fail to comply with any term, provision or covenant of this Lease (other than those listed in this Paragraph 19) and shall not cure such failure within twenty (20) days after written notice thereof to Tenant.

20. REMEDIES.

     A. Upon each occurrence of an event of default and so long as such event of default shall be continuing. Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand:

          (i) Terminate this Lease; and/or (ii) Enter upon and take possession of the Premises without terminating this Lease; and/or (iii) Alter all locks and other security devices at the Premises with or without terminating this Lease, and pursue, at Landlord's option, one or more remedies pursuant to this Lease, Tenant hereby specifically waiving any state or federal law to the contrary; and in any such event Tenant immediately shall surrender the Premises to Landlord, and if Tenant fails so to do, Landlord, without Waiving any other remedy it may have, may enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying such Premises or any part thereof, without being liable for prosecution or any claim of damages therefore.

     B. If Landlord terminates this Lease, at Landlord's option, Tenant shall be liable for and shall pay to Landlord, the sum of all rental and other payments owed to Landlord hereunder accrued to the date of such termination, plus, as liquidated damages, an amount equal to (i) the present value of the total rental and other payments owed hereunder for the remaining portion of the Lease term, calculated as if such term expired on the date set forth in Paragraph 1, less
(ii) the then present fair market value of the Premises for such period, which because of the difficulty of ascertaining such value, Landlord and Tenant stipulate and agree, shall in no event be deemed to exceed seventy-five percent (75%) of the rental amount set forth in Paragraph 2 above.

     C. If Landlord repossesses the Premises without terminating the Lease, Tenant, at Landlord's option, shall be liable for and shall pay Landlord on demand all rental and other payments owed to Landlord hereunder, accrued to the date of such repossession, plus all amounts required to be paid by Tenant to Landlord until the date of expiration of the term as stated in Paragraph 1, diminished by all amounts received by Landlord through reletting the Premises during such remaining term (but only to the extent of the rent herein reserved). Actions to collect amounts due by Tenant to Landlord under this subparagraph may be brought from time to time, on one or more occasions, without the necessity of Landlord's waiting until expiration of the Lease term.

     D. During an event of default, in addition to any sum provided to be paid herein, Tenant also shall be liable for and shall pay to Landlord (i) broker's fees incurred by Landlord in connection with reletting the whole or any part of the Premises; (ii) the costs of removing and storing Tenant's or other occupant's property; (iii) the costs of repairing, altering, remodeling or otherwise putting the Premises into condition acceptable to a new tenant or tenants; and (iv) all reasonable expenses incurred by Landlord in enforcing or defending Landlord's rights and/or remedies. If either party hereto institute any action or proceeding to enforce any provision hereof by reason of any alleged breach of any provision of the Lease, the prevailing party shall be entitled to receive from the losing party all reasonable attorney's fees and all court costs in connection with such proceeding.

     E. In the event Tenant fails to make any payment due hereunder when payment is due, to help defray the additional cost to Landlord for processing such late payments, Tenant shall pay to Landlord on demand a late charge in an amount equal to five percent (5%) of such installment; and the failure to pay such amount within ten (10) days after demand therefor shall be an additional event of default hereunder. The provision for such late charge shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner.

     F. Exercise by Landlord of any one or more remedies hereunder granted or otherwise available shall not be deemed to be an acceptance of surrender of the Premises by Landlord, whether by agreement or by operation of law, it being understood that such surrender can be effected only by the written agreement of Landlord and Tenant. Tenant and Landlord further agree that forbearance by Landlord to enforce its rights pursuant to the Lease at law or in equity, shall not be a waiver of Landlord's right to enforce one or more of its rights in connection with any subsequent default.

     G. In the event of termination and/ or repossession of the Premises for an event of default, Landlord shall use reasonable efforts to relet the Premises and to collect rental after reletting; provided that, Tenant shall not be entitled to credit or reimbursement of any proceeds in excess of the rental owed hereunder. Landlord may relet the whole or any portion of the Premises for any period, to any Tenant and for any use and purpose.

     H. If Landlord fails to perform any of its obligations hereunder within the time specified in this Lease or, if no time is specified, within thirty (30) days after written notice from Tenant specifying such failure, Tenant's exclusive remedy shall be an action for damages. Unless and until Landlord fails to so cure any default after such notice, Tenant shall not have any remedy or cause of action by reason thereof. All obligations of Landlord hereunder will be construed as covenants, not conditions; and all such obligations will be binding upon Landlord only during the period of its possession of the Premises and not thereafter. The term "Landlord" shall mean only the owner, for the time being of the Premises, and in the event of the transfer by such owner of its interest in the Premises, such owner shall thereupon be released and discharged from all covenants and obligations of the Landlord thereafter accruing but such covenants and obligations shall be binding during the Lease term upon each new owner for the duration of such owner's ownership. Notwithstanding any other provision hereof, Landlord shall not have any personal liability hereunder. In the event of breach or default by Landlord in any term or provision of this Lease,

Tenant agrees to look solely to the equity or interest then owned by Landlord in the Premises; however, in no event, shall any deficiency judgment or any money of any kind be sought or obtained against any Landlord.

     I. If Landlord repossesses the Premises pursuant to the authority herein granted, the Landlord shall have the right to (i) keep in place and use or (ii) remove and store all of the furniture, Fixtures and equipment at the Premises, including that which is owned by or leased to Tenant at all times prior to any foreclosure thereon by Landlord or repossession thereof by any Landlord thereof of third party having a lien thereof. Landlord also shall have the right to relinquish possession of all or any portion of such furniture, fixtures, equipment and other property to any person ("Claimant") who presents to Landlord a copy of any instrument represented by Claimant to have been executed by Tenant (or any predecessor of Tenant) granting Claimant the right under various circumstances to take possession of such furniture, fixtures, equipment or other property, without the necessity on the part of Landlord to inquire into the authenticity or legality of said instrument. The rights of Landlord herein stated shall be in addition to any and all other rights that Landlord has or may hereafter have at law or in equity; and Tenant stipulates and agrees that the rights herein granted Landlord are commercially reasonable.

     J. Notwithstanding anything in this Lease to the contrary, all amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated as rent, shall constitute rent.

     K. This is a contract under which applicable law excuses Landlord from accepting performance from (or rendering performance to) any person or entity other than Tenant.

21. MORTGAGES. Tenant accepts this Lease subject and subordinate to any mortgages and/or deeds of trust now or any time hereafter constituting a lien or change upon the Premises or the improvements situated thereon or the building of which the Premises are a part, provided, however, that if the mortgagee, trustee, or holder of any such mortgage or deed of trust elects to have Tenant's interest in this Lease superior to any such instrument, then by notice to Tenant from such mortgage, trustee or holder, this Lease shall be deemed superior to such lien, whether this Lease was executed before or after said mortgage or deed of trust. Tenant, at any time hereafter on demand, shall execute any instruments, releases or other documents that may be required by any mortgagee for the purpose of subjecting and subordinating this Lease to the lien of any such mortgage. Further, Tenant, at any time hereafter on demand, shall deliver to Landlord a certified copy of its most recent financial statement.

22. MECHANIC'S LIENS. Tenant has no authority, express or implied, to create or place any lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bind the interest of Landlord or Tenant in the Premises or to charge the rentals payable hereunder for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs. Tenant covenants and agrees that it will pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the Premises and that will save and hold Landlord harmless from any and all loss, cost or expense based on or arising out of asserted claims or liens against the leasehold estate or against the right, title and interest of the Landlord in the Premises or under the terms of this Lease. Tenant agrees to give Landlord immediate written notice of the placing of any lien or encumbrance against the Premises.

23. HAZARDOUS MATERIALS. The term "Substances," as used in this Lease shall mean pollutants, contaminants, toxic or hazardous wastes, or any other substances, the use, storage, handling, disposal, transportation or removal of which is regulated, restricted, prohibited or penalized by any "Environmental Law," which term shall mean any federal, state or local law, ordinance or other statute of a governmental or quasi-governmental authority relating to pollution or protection of health or the environment and shall specifically include, but not be limited to, any "hazardous substance" as that term is defined under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 and any amendments or successors in function thereto. Tenant hereby agrees that (i) no activity will be conducted on the Premises that will produce any Substance except for such activities that are part of the ordinary course for Tenant's business activities (the "Permitted Activities") provided said Permitted Activities are conducted in accordance with all Environmental Laws and have been approved in advance in writing by Landlord (which approval Landlord may grant or withhold in its sole discretion); Tenant shall be responsible for obtaining any required permits and paying any fees and providing any testing required by any governmental agency; (ii) the Premises will not be used in any manner for the storage of any Substance except for the temporary storage of such materials that are used in the ordinary course of Tenant's business provided such substances are properly stored in a manner and location meeting all Environmental Laws and approved in advance in writing by Landlord (which approval Landlord may grant or withhold in its sole discretion); Tenant shall be responsible for obtaining any required permits and paying any fees and providing any testing required by any governmental agency; (iii) no portion of the Premises will be used as a landfill or a dump; (iv) other than a generator and its associated aboveground fuel supply, Tenant will not install any underground or aboveground tank of any type;
(v) Tenant will not allow any surface or subsurface conditions to exist or come into existence that constitute, or with the passage of time, may constitute a public or private nuisance; (vi) Tenant will not permit any Substances to be brought onto the Premises, except in accordance with the terms and conditions hereof, and if so brought or found located thereon, the same shall be immediately removed, and properly disposed, and all required cleanup procedures shall be diligently undertaken pursuant to all Environmental Laws; and (vii) Tenant shall in all regards comply with Environmental Laws including, without limitation, meeting any necessary financial responsibility requirements. Prior to any Substance being brought upon or into the Premises, whether Landlord's written permission is required or not, Tenant will provide to Landlord any applicable material safety data sheets regarding said Substance as well as a written description of the amount of such Substance to be brought upon or into the Premises and the common and recognized chemical name of such Substance. Tenant shall bear responsibility for insuring that all record keeping, reporting and remediation responsibilities of Tenant under Environmental Laws are met and Tenant assumes all such responsibility and liability for such legal compliance. Landlord or Landlord's representative shall have the right, but not the obligation, to enter the Premises for, among other purposes, the purposes of inspecting the storage, use and disposal of any Substances and to review compliance with all Environmental Laws. Should it be determined, in Landlord's sole opinion, that any Substances are being improperly stored, used, or disposed of, then Tenant shall immediately take such corrective action as required by applicable Environmental Laws. Tenant will provide Landlord written notification of the release or disposal of any Substances either within the Premises or outside of Tenant's Premises and will also provide Landlord written notice of any pending or threatened litigation concerning the breach or purported breach of any Environmental Laws. If at any time during or after the term of the Lease, the Premises is found to be contaminated by Substances or subject to said conditions, arising from or as a result of Tenant's negligence (whether in whole or in part) or the use of the Premises or any Substances by Tenant or any of Tenant's agents, employees, assigns or subtenants, Tenant shall diligently institute proper and thorough cleanup procedures in accordance with Environmental Laws at Tenant's sole cost, and Tenant agrees to indemnify and hold Landlord harmless from all claims, demands, actions, liabilities, costs, expenses, damages, fines, reimbursement, restitution, response costs, cleanup costs and obligations (including investigative responses and attorney's fees) of any nature. The foregoing indemnification and the responsibilities of Tenant shall apply to Tenant regardless of whether they arise from any Permitted Activity or from any Substances, the use of which Landlord approved, and shall survive the termination or expiration of this Lease. Landlord shall be under no obligation to expend any sums or to seek reimbursement to enforce the indemnification obligations of Tenant hereunder.

Permitted Materials:

         The chemical components of the FM 200 Fire Suppression System.

                    Diesel fuel as required for the generator

Tenant acknowledges and agrees that it shall not be unreasonable for Landlord to withhold its consent to any proposed assignment, subletting, or transfer of Tenant's interest in this Lease if (i) the anticipated use of the Premises by the proposed assignee, subtenant, or transferee (collectively, a "Transferee") involves the generation, storage, use, treatment, or disposal of Substances;
(ii) the proposed Transferee has been required by any prior Landlord, lender, or governmental authority to make remedial action in connection with Substances contaminating a property, if the contamination resulted from such Transferee's actions or use of the property in question; or (iii) the proposed Transferee is subject to an enforcement order issued by any governmental authority in connection with the use, disposal, or storage of a Substance.

24. MISCELLANEOUS.

     A. Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires. The captions inserted in this Lease are for the convenience only and in no way define, limit or otherwise describe the scope of intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

     B. In the event the Premises constitute a portion of a multiple occupancy building or buildings, Tenant's "proportionate share", as used in this Lease, shall mean a fraction, the numerator of which is the space contained in the Premises and the denominator of which the entire space contained in the building or buildings.

     C. The terms, provisions and covenants and conditions contained in this Lease shall run with the land and shall apply to, inure to the benefit of, and be binding upon, the parties hereto and upon their respective heirs, executors, personal representatives, legal representatives, successors and assigns, except as otherwise herein expressly provided. Landlord shall have the right to transfer and assign, in whole or in part, its rights and obligations in the building and property that are subject of this Lease. Each party agrees to furnish to the other, promptly upon demand, a corporate resolution, proof of due authorization by partners, or other appropriate documentation evidencing the due amortization of such party to enter into this Lease.

     D. Landlord shall not be held responsible for delays in the performance of its obligations hereunder when caused by strikes, lockouts, labor disputes, acts of God, inability to obtain labor or materials or reasonable substitutes therefor, governmental restrictions, governmental regulations, governmental controls, enemy or hostile governmental action, civil commotion, fire or other casualty, and other causes beyond the control of the Landlord.

     E. Tenant agrees, from time to time, within ten (10) days after request of Landlord, to execute and deliver to Landlord, or Landlord's designee, a Certificate of Occupancy and an estoppel certificate prepared and/or submitted by Landlord stating that this Lease is in full force and effect, the date to which rent has been paid, the unexpired term of this Lease and such other factual matters pertaining to this Lease as may be requested by Landlord. It is understood and agreed that Tenant's obligation to furnish such estoppel certificates in a timely fashion is a material inducement for Landlord's execution of this Lease. No grace or cure period provided in this Lease shall apply to the Tenant's obligations to timely deliver an estoppel certificate. Tenant hereby irrevocably appoints as its attorney in fact to execute on its behalf and in its name any such estoppel certificate if Tenant fails to execute and deliver the estoppel certificate within ten (10) days after Landlord's written request thereof.

     F. This Lease constitutes the entire understanding and agreement of the Landlord and Tenant with respect to the subject matter of this Lease, and contains all of the covenants and agreements of Landlord and Tenant with respect thereto. Landlord and Tenant each acknowledge that no representations, inducements, promises or agreements, oral or written, have been made by Landlord or Tenant, or anyone acting on behalf of Landlord or Tenant, which are not contained herein, and any prior agreements, promises, negotiations or representations not expressly set forth in this Lease are of no force and effect. This Lease may not be altered, changed or amended except by an instrument in writing signed by both parties hereto.

     G. All obligations of Tenant hereunder not fully performed as of the expiration or earlier termination of the term of this Lease shall survive the expiration or earlier termination of the term hereof, including without limitation, all payment obligations with respect to operating expenses as set forth in Paragraph 2.C and all obligations concerning the condition and repair of the Premises, including without limitation, all heating and air-conditioning systems and equipment therein, in good condition and repair, reasonable wear and tear excluded. Tenant shall also, prior to vacating the Premises, pay to Landlord the amount, as estimated by Landlord, of Tenant's obligation hereunder for operating expenses for the year in which the Lease expires or terminates. All such amounts shall be used and held by Landlord for payment of such obligations of Tenant hereunder, with Tenant being liable for any additional costs therefore upon demand by Landlord, or with any excess to be returned to Tenant after all such obligations have been determined and satisfied as the case may be. Any security deposit held by Landlord (less the refurbishment fee specified in Paragraph 2.B) shall be credited against the amount due from Tenant under this Paragraph 24.G.

     H. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws effective during the term of this Lease, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby, and it is also the intention of the parties to this Lease that in lieu of such clause or provision of this Lease that it is illegal, invalid or unenforceable, there be added, as part of this Lease, a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

     I. All references in this Lease to "the date hereof of similar references shall be deemed to refer to the last date, in point of time, on which all parties hereto have executed this Lease.

     J. Tenant represents and warrants that it has dealt with no broker, agent or other person in connection with this transaction or that no broker, agent or other person brought into this transaction, other than as may be referenced in a separate written agreement executed by Tenant, and delivered to Landlord prior to the date hereof, and Tenant agrees to indemnify and hold Landlord harmless from and against any claims by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Tenant with regard to this leasing transaction.

     K. If and when included within the term "Landlord", as used in this instrument, there is more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of a notice specifying some individual at some specific address for the receipt of notices and payments to Landlord. If and when included within the term "Tenant", as used in this instrument, there is more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of a notice specifying some individual at some specific address within the continental Unites States for the receipt of notices and payments to Tenant. All parties included within the terms "Landlord" and 'Tenant", respectively shall be bound by notices given in accordance with the provisions of Paragraph 26 hereof to the same effect as if each had received such notice.

     L. Tenant shall, at all times during the term of this Lease and any extension thereof, comply with all reasonable rules and regulations ("Building Rules and Regulations") at any time or from time to time established by Landlord covering use of the Premises and common areas. The existing Building Rules and Regulations currently in force and effect are attached hereto as Exhibit "B" and made a part hereof. In the events of any conflict between said Building Rules and Regulations and the Lease, the terms and provisions of the Lease shall control.

     M. N. As Tenant has been previously informed, the Landlord is a manager managed limited liability company whose manager is FBR Investments, L.L.C. The members of FBR Investments, L.L.C. are shareholders of Ross Brown Partners. Inc. and may, furthermore, be members of the Landlord. Furthermore, FBR Investments, L.L.C. may be a member of Landlord. Ross Brown Partners, Inc. is the property manager for the Landlord and is employed by Landlord to lease the property of which the demised premises are a part. As such, the broker and real estate licensees of Ross Brown Partners, Inc. are solely agents of Landlord.

25. SECURITY SERVICE. Tenant agrees to pay the proportionate share of the cost of any security services and/or of monitoring, repair and maintenance of any burglar alarm systems, water flow detection systems and other protective security equipment that is on or may be installed on the Premises and/or the building of which the Premises are a part, including the cost of any license or permit or user charge required for any such security systems. Landlord shall not be liable to Tenant for any damages, costs or expenses suffered or incurred by Tenant in connection with any unauthorized entry into the Premises and any other liability arising in connection with such security systems or services.

26. NOTICES. Each provision of this instrument or of any applicable governmental laws, ordinances, regulations and other requirements with reference to the sending, mailing or delivering of notice or the making of any payment to Landlord to Tenant or with reference to sending, mailing or delivering any notice or the making of any payment by Tenant to Landlord shall be deemed to be compiled with when and if the following steps are taken:

     (a) All rent and other payments required to be made by Tenant to Landlord hereunder shall be payable to Landlord at the address set forth below or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith. Tenant's obligation to pay rent and any other amounts to Landlord under the terms of this Lease shall not be deemed satisfied until such rent and other amounts have been actually received by Landlord. In addition to base rental due hereunder, all sums of money and all payments due Landlord hereunder shall be deemed to be additional rent owed to Landlord.

     (b) All payments required to be made by Landlord to Tenant hereunder shall be payable to Tenant at the address set forth below, or at such other address within the continental United States as Tenant may specify from time to time by written notice delivered in accordance herewith.

     (c) Any written notice or document required or permitted to be delivered hereunder shall be deemed to be delivered whether actually received or not when deposited in the United States Mail, postage prepaid, Certified or Registered Mail, addressed to the parties hereto at the respective addresses set out below, or at such other address as they have therefore specified by written notice delivered in accordance herewith.

28. 27. LANDLORD'S LIEN. In addition to any statutory lien for the rent in Landlord's favor, Landlord shall have and Tenant hereby grants to Landlord a continuing security interest for all rentals and other sums of money due or which may become due hereunder from Tenant, upon all goods, wares, equipment, fixtures, furniture, inventory and other personal property of the Tenant now or hereafter situated as fixtures, furniture, inventory and other personal property of the Tenant now or hereafter situated at 2220 W. 14TH STREET TEMPE, ARIZONA, and such property shall not be removed therefrom without the consent of Landlord until all arrearages in rent as well as any and all other sums of money then due to Landlord hereunder shall first have been paid and discharged. (Note: Landlord acknowledges that certain goods, wares, equipment, fixtures, furniture, inventory and other personal property located in the Premises may belong to parties other than Tenant and that the foregoing lien does not attach thereto.) In the event any of the foregoing described property is removed from the Premises in violation of the covenant in the preceding sentence, the security interest shall continue in such property and all proceeds and products, regardless of locations. Upon a default hereunder by Tenant in addition to all other rights and remedies, Landlord shall have all rights and remedies under the Uniform Commercial Code, including without limitation, the right to sell the property described in this Paragraph at public or private sale upon five (5) days notice by Landlord. Tenant hereby agrees to execute such other instruments, necessary or desirable under applicable law to perfect the security interest hereby created. Landlord and Tenant agree that this Lease and security agreement serves as a financing statement and that a copy, photographic or other reproduction of this portion of this Lease may be filed of record by Landlord and have the same force and effect as the original. This security agreement and financing statement also covers fixtures located at the Premises subject to this Lease and legally described in Exhibit "A" attached hereto and incorporated herein by reference and is to be filed for record in the real estate records. The record owner of this property is BEL DE MAR, L.L.C., AN ARIZONA LIMITED LIABILITY COMPANY. OPTIONS. SUBJECT TO THE TENANT'S TIMELY COMPLIANCE WITH ALL PROVISIONS OF THIS LEASE INCLUDING, BUT NOT LIMITED TO, THE PAYMENT OF BASE RENT AND ALL OTHER PAYMENTS REQUIRED UNDER THIS LEASE AND PROVIDED TENANT IS NOT, AND NEVER HAS BEEN, IN DEFAULT UNDER THE TERMS OF THIS LEASE AND IS PRESENTLY NOT SUB-LETTING ALL OF THE PREMISES THEN LANDLORD HEREBY GRANTS TO TENANT THE FOLLOWING OPTIONS TO EXTEND THIS LEASE:

TENANT SHALL HAVE TWO (2) OPTIONS TO EXTEND THIS LEASE EACH FOR A PERIOD OF THIRTY-SIX (36) MONTHS EACH BY PROVIDING LANDLORD WITH WRITTEN NOTICE ONE HUNDRED FIFTY 150 ) DAYS BEFORE THE EXPIRATION OF THE THEN EXISTING TERM OF THE LEASE. THE BASE RENT FOR THE FIRST TWELVE (12) MONTHS OF THE FIRST OPTION PERIOD SHALL BE EIGHT THOUSAND SIX HUNDRED SEVENTY-ONE AND 00/100 DOLLARS ($8,671.00) PER MONTH, EIGHT THOUSAND NINE HUNDRED THIRTY-SEVEN AND 00/100 DOLLARS ($8,937.00) PER MONTH FOR THE SECOND TWELVE (12) MONTHS, AND NINE THOUSAND TWO HUNDRED FOUR AND 00/100 DOLLARS

($9,204.00) per month for the last twelve (12) months. Base Rent for the second option period shall be at a rent negotiated by the parties at the time the prevailing market rates for similarly available space. If the Landlord and Tenant cannot agree on the prevailing market rates, such rates shall be determined by an independent third party market survey in accordance with commercial real estate standard practices.

     The Parties acknowledge and agree that the foregoing options are personal to Limelight Mainstreet Tempe, LLC, and are not assignable by Limelight Mainstreet Tempe, LLC without the prior, written consent of Landlord, which consent may be granted or withheld by Landlord in Landlord's sole discretion. (Note: Landlord's written consent to an assignment of Tenant's interest in and to this Lease shall not, unless otherwise expressly stated, be deemed an assignment of the foregoing options.)

29. TENANT IMPROVEMENT ALLOWANCE. Landlord acknowledges that Tenant has informed Landlord of certain improvements that it desires to do to the Demised Premises including adding additional office space as well as certain improvements to the warehouse. Landlord is generally aware of such plans but has not received detailed drawings and specifications and has not approved such intended alterations. Landlord hereby agrees to provide Tenant with an improvement allowance of forty-five thousand dollars ($45,000). The improvement allowance will be released to Tenant subject to the following:

     A. Detailed plans and specifications have been submitted in advance to the Landlord and approved by Landlord. Landlord's approval of such plans and specification is subject to Landlord's discretion.

     B. All improvements have been completed in a good and workmanlike condition by contractors approved by Landlord in accordance with all provisions of the lease agreement including, but not limited to, appropriate municipal permits and approvals.

     C. Landlord receives appropriate lien waivers from all contractors involved.

     D. The cost of any improvements deemed to be standard in the opinion of landlord will be amortized over a 6 year period at an interest rate acceptable to Landlord and added to the base monthly rent due from Tenant.

     E. The cost of any improvements deemed to be non-standard by the landlord will be amortized over the remaining term of the lease or any exercised option period at an interest rate acceptable to Landlord and added to the base monthly rent due from tenant.

     F. There is at least 24 months left on the lease term or the term of any exercised option period.

30. Notwithstanding anything mentioned in this lease to the contrary, Tenant understands that Tenant is obligated to return the Premises to the condition of a generic industrial building. In particular, returning the building to the condition of a generic industrial building includes, but is not limited to the following:

     A. Removing all tenant specific equipment including equipment leased and/or purchased (this does not give Tenant any right to remove any electrical panels, meters or distribution systems). Any damage made to the Premises, building, parking and loading areas or other areas surrounding the building because of such removals will be fully repaired in a good and workmanlike manner as approved by Landlord. Furthermore, any costs that Landlord expends to remove any of tenant's equipment will be immediately due and payable to Landlord in addition to all other costs.

     B. Remove the drop ceiling and lights in the area behind the office area and install warehouse level lighting (double tube fluorescent fixtures) and evaporative cooling as approved by Landlord.

     C. Remove the specialized fire suppression system and make certain that the "wet" fire suppression system that is in the office areas is extended throughout the "warehouse" area as approved by Landlord.

     D. Landlord and Tenant acknowledge that Tenant's liability for items B. and
C. above is limited to Thirty thousand and 00/100 Dollars ($30,000.00)

31. RIGHT OF FIRST OFFER/REFUSAL. If Landlord intends to solicit offers to sell either the Project or the Premises, then Landlord will deliver written notice of such intent to Tenant - such notice to contain Landlord's proposal for the basic sale terms. For a period of not less than ten (10) days thereafter, Landlord shall negotiate in good faith with Tenant over the terms of sale for the Premises. If after ten (10) days, Landlord and Tenant have not entered into a binding commitment for the purchase and sale of the Premises, then Landlord's obligation to continue negotiating with Tenant shall automatically cease and Landlord shall be free to sell the premises at any time thereafter to whomever and on whatever terms Landlord desires.

If Landlord receives an unsolicited offer to purchase the Project or the Premises that the Landlord desires to accept, Landlord shall deliver written notice to Tenant of the terms of such offer. Tenant shall have five (5) days from the receipt of such notice to accept the terms of such offer as its own - such acceptance to be by written notice to Landlord. Tenant shall be deemed to have rejected such offer if Tenant (i) fails to respond in writing within such five (5) day period (ii) conditions its acceptance in any material way, or (iii) changes the terms of such offer in any material way.

EXECUTED BY LANDLORD, this 19th day of November, 2002.

LANDLORD:                               BEL DE MAR, L.L.C., AN ARIZONA
                                        LIMITED LIABILITY COMPANY

                                        By: MainSpring Capital, L.L.C.
                                        Its: Managing Member

ADDRESS:
2999 North 44th Street, Suite 200       By: /s/ Wilford M. Farnsworth
Phoenix, Arizona 85018                      ------------------------------------
(602) 840-6363                              Wilford M. Farnsworth
                                        Its: Member

EXECUTED BY TENANT, this 19th day of November, 2002.

TENANT:
                                        ----------------------------------------

ADDRESS:
8936 N. Central Ave                     By: Limelight Mainstreet LLC by
Phoenix, AZ 85020                           Limelights Ne;
                                            Sole Member William H. Rinehart, C


                                        Its: /s/ William H. Rinehart
                                             -----------------------------------

                                   EXHIBIT "A"

                   2220 W. 14th Street, Tempe, Arizona 85281

                                   EXHIBIT "B"

                         BUILDING RULES AND REGULATIONS

1. No sign, placard, picture, advertisement, lettering, name or notice (hereinafter collectively referred to as "sign") shall be inscribed, displayed, printed or affixed on or to any part of the outside or inside of the building, the Premises or surrounding area without Landlord's written consent. If such consent is given by Landlord, Landlord may regulate the manner of display of the sign. Landlord shall reserve the right to remove any sign which has not been approved by Landlord or is being displayed in a non-approved manner without notice to and at the expense of the Tenant. All approved signs shall be installed at expense of Tenant by a person approved by Landlord.

     Tenant shall not place anything or allow anything to be placed near the glass of any window, door, partition or wall which may appear unsightly from outside of Premises.

2. The sidewalks, paved area, exits and entrances, shall not be obstructed by any of the Tenants or used by them for any purpose other than for ingress to and egress from their respective Premises. The paved areas, exits, entrances and roof are not for the use of the general public and the Landlord shall in all cases retain the right to control thereof and prevent access thereto by all persons whose presence in the judgment of the Landlord shall be prejudicial to the safety, character, reputation and interests of the Building or its Tenants; provided, however, that nothing herein contained shall be construed to prevent access by persons with whom Tenant normally deals in the ordinary course of Tenant's business unless such persons are engaged in illegal activities. No Tenant and no employees, invitees, contractors or subcontractors of any Tenant shall go upon the roof of the Building. In addition, the Tenant will cause to be removed all debris, pallets or any outside storage immediately in front or to the rear of the Premises. If Landlord has to remove the above then Tenant will be charged a minimum of $300.00 for the removal of the material.

3. Tenant shall not alter any lock or install any new additional locks or any bolts on any door of the Premises without the written consent of Landlord.

4. The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose than that for which they are constructed and no foreign substance of any kind whatsoever shall be thrown therein. The expense of breakage, stoppage or damage resulting from a violation of this rule shall be borne by the Tenant who, or whose employees or invitees, shall have caused it.

5. Tenant shall not overload the floor of the Premises, shall not mark on or drive nails, screw or drill into the partitions, woodwork or plaster (except as may be incidental to the hanging of the wall decoration), and shall not in any way deface the Premises or any part thereof.

6. Tenant shall not use, keep or permit to be used any food or noxious gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to the Landlord or other occupants of the building by reason of noise, odors and/or vibrations, or interfere in any way with the other Tenants or those having business in the building. No animals or birds shall be brought in or kept in or about the Premises or the building. No tenant shall disturb neighboring buildings or premises, or those having business with such occupants, by the use of any musical instruments, radio, phonograph, unusual noise, or in any other way. No tenant shall throw anything out of doors or down the passageways. No cooking shall be permitted by Tenant in the Premises.

7. Tenant shall not use or keep in the Premises, or the building, any kerosene, gasoline or inflammable or combustible fluid or material or use any method of heating or air-conditioning other than by means similar to methods previously deployed on the Premises operation as a data center.

8. Landlord will direct electricians as to where and how telephone and telegraph wires are to be introduced. No boring or cutting for or stringing of wires will be allowed without the consent of Landlord. The location of telephones, call boxes and other office equipment affixed to the Premises shall be subject to the approval of Landlord.

9. All keys to the building, offices, rooms and toilet rooms shall be obtained from Landlord's office. Tenant, upon termination of tenancy, shall deliver to the Landlord the keys to the building, offices, rooms and toilet rooms which shall have been furnished and shall pay Landlord the cost of replacing any lost or of changing the lock or locks opened by such lost key if Landlord deems it necessary to make such change.

10. No tenant shall affix to the floor of the Premises any linoleum, tile, carpet or other familiar floor coverings except as approved by the Landlord. The expense of repairing any damage resulting from a violation of this rule or removal of any floor covering shall be borne by the tenant.

11. Landlord reserves the right to exclude or expel from the building any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any rules and regulations of the building.

12. Landlord shall have the right, exercisable without notice and without liability to tenant, to change name and the street address of the building on which the Premises are a part.

13. Tenant agrees that it shall comply with all fire regulations that may be issued from time to time by Landlord, and Tenant also shall provide Landlord with the name of a designated responsible employee to represent Tenant in all matters pertaining to fire regulations.

14. Landlord reserves the right by written notice to Tenant, to rescind, alter or waive any rule or regulation at any time prescribed for the building when, in Landlord's judgment, it is necessary, or desirable or proper for the best interest of the building or its tenants.

15. Without the written consent of Landlord, Tenant shall not use the name of the building in connection with or in promotion or advertising the business of Tenant except as Tenant's address. Tenant shall not disturb, solicit or canvas any occupant of the building and shall cooperate to prevent same.

16. Tenant shall be entitled to use parking spaces during working hours, the exact location of which may be designated by Landlord. Tenant shall not park in driveways or loading areas nor reserved parking spaces of other tenants. Landlord or its agents shall have the right to cause to be removed any car of Tenant, its employees or agents, that may be parked in unauthorized areas, and Tenant agrees to save and hold harmless Landlord, its agents and employees from any such and all claims, losses, damages and demands asserted or arising in respect to or in connection with the removal of any such vehicle and for all expenses incurred by Landlord in connection with such removal. Tenant will from time to time, upon request of Landlord, supply Landlord with a list of license plate numbers of vehicles owned and/or operated by its employees and agents.

                                  (FLOOR PLAN)

                                    EXHIBIT D

Landlord hereby consents to tenants removal of the following items in accordance with Paragraph 6 of this lease:

     1. UPS system consisting of control cabinet, 2 inverter cabinets, 4 battery cabinets, bypass panelboard.

     2.   3 Fike FM-200 fire suppression system containers and gas only

     3.   3 Liebert air Conditioners and condensers

     4.   25 Encore racks with Panduit cable management and power strips

     5.   Cage fence

     6.   5 Control center computer desks

     7. Security system, card access system, closed circuit TV system including 16 channel video multiplexer

     8. All the cat 5 cable, trays, conduit, unistrut, and above racks and cabinets

     9.   2 video projectors and screens, unmounted

     10.  2 Sony 32" TVs and carriers for 4 TVs, unmounted

     11.  4x10 natural wood conference table

     12.  4x8 formica simulated wood conference table

     13.  4x8 lunchroom table

     14.  4x4 lunchroom table

     15.  8 lunchroom chairs

     16.  4 waiting room chairs

     17.  10 framed prints

     18.  Windows PC with Badge Access Software and Liebert SiteScan Software

     19.  Miscellaneous Fiber patch cables

     20.  2 filing cabinets

     21.  Zenith MX200 2000 amp generator transfer switch

     22.  Sixty-seven cabinets (enclosed racks)

     23. Caterpillar 3508 Generator Set, including diesel engine, generator, its fuel tank base and enclosure.

                                 Rider to Lease
                                November 19, 2002

This Rider to Lease by and between Bel de Mar, LLC, an Arizona limited liability company (Landlord) and Limelight Mainstreet Tempe, LLC, an Arizona limited liability company (Tenant) is hereby made an integral part of the Commercial Lease by and between Landlord and Tenant for the building whose street address is 2220 W. 14th Street, Tempe, AZ.

Landlord understands that as part of the normal course of Tenant's business, it will be renting to its customers, equipment and space to house the customer's computers. Furthermore, Tenant intends to provide "disaster recovery" services. In the event of such catastrophic failure of customer's computer system, certain of Tenant's customers may occupy space in the warehouse for limited periods of time solely as part of such disaster recovery service. Notwithstanding anything mentioned in this lease to the contrary, the rental by Tenant of equipment and space to house customer's computers shall not be considered subleasing for purposes of this lease and will not require consent of Landlord. For those customers occupying space pursuant to catastrophic circumstances, in the event Tenant notifies Landlord of such occupancy and describes the catastrophic circumstances in writing, Landlord agrees that such occupancy will not require Landlord's written consent. For any other occupancy of the space by third parties, Tenant agrees that Landlord's written consent shall be required as described in paragraph 15A of the lease. If Landlord provides such written consent, Tenant agrees to increase the rent it pays to Landlord by half of the amount it receives in excess of the rent it pays to Landlord on a pro rata basis.

Agreed:

Landlord:                               Tenant:
Bel de Mar, LLC                         Limelight Mainstreet Tempe, LLC by
By: MainSpring Capital, LLC             Limelight Networks, LLC sole member
Its: Manager


By: /s/ Wilford M. Farnsworth, III      By: /s/ William H. Rinehart
    ---------------------------------       ------------------------------------
    Wilford M. Farnsworth, III              William H. Rinehart
Its: Presiding Member                   Its: CEO, MEMBER

                       FIRST AMENDMENT TO LEASE AGREEMENT

RECITALS

A. Bel de Mar, L.L.C., an Arizona limited liability company (Landlord) and Limelight Mainstreet Tempe, LLC. (Tenant), entered into a Commercial Lease Agreement (Lease Agreement) on the premises located at 2220 W. 14th Street, Tempe, Arizona 85281 (Premises) on November 18, 2002.

B.   Landlord and Tenant are mutually desirous of modifying the Lease Agreement.

NOW THERFORE, FOR VALUE RECEIVED, Landlord and Tenant hereby agree as follows:

1. EXPIRATION DATE: The Expiration Date is hereby extended from November 18, 2005 to November 30, 2010.

2. BASE RENT: The Base Rent due from Tenant under Section 2.A. of the Lease Agreement is hereby modified as follows:

January 1, 2005 - November 30, 2005    $ 9,388.70*  $0.70 per sq. ft.
December 1, 2005 - November 30, 2006   $10,005.75*  $0.75 per sq. ft.
December 1, 2006 - November 30, 2007   $10,272.57*  $0.77 per sq. ft.
December 1, 2007 - November 30, 2008   $10,539.40*  $0.79 per sq. ft.
December 1, 2008 - November 30, 2009   $11,073.03*  $0.83 per sq. ft.
December 1, 2009 - November 30, 2010   $11,339.85*  $0.85 per sq. ft.

* Does not include applicable sales tax which shall be payable by Tenant along with Base Rent.

3. EXTENSION OPTION: The two (2), thirty-six (36)-month extension options provided in Section 28 (Bottom of page 14) of the Lease Agreement are hereby terminated and replaced with a single sixty (60) month extension option at the Base Rent set forth below and otherwise exercisable in accordance with the provisions of said Section 28.

December 1, 2010 - November 30, 2011   $15,115.35*  $1.13 per sq. ft.
December 1, 2011 - November 30, 2012   $15,568.81*  $1.16 per sq. ft.
December 1, 2012 - November 30, 2013   $16,035.87*  $1.20 per sq. ft.
December 1, 2013 - November 30, 2014   $16,516.95*  $1.23 per sq. ft.
December 1, 2014 - November 30, 2015   $17,012.46*  $1.27 per sq. ft.

* Does not include applicable sales tax which shall be payable by Tenant along with Base Rent.

4. EARLY TERMINATION: Provided Tenant is not in default under any provision of this amendment or the original "Lease Agreement" referenced above, then Tenant shall have the right to terminate this Lease Agreement on November 30, 2008. Tenant's right to terminate is conditioned upon Tenant giving Landlord written notice of Tenant's intention to terminate no later than May 31, 2008 accompanied by a payment to Landlord of Thirty-one thousand and 00/100 Dollars ($31,000.00). If Tenant is in default without having been notified of such default and been given a reasonable time to cure, at the time early termination is exercised, then tenants right of early termination will not be voided, but, rather, it will be extended until such notice and time to cure is given. At which time, if Tenant has not cured the default, Tenant's right to early termination will be null and void. This notification and time to cure requirement does not apply to any default due to failure to pay any amounts due when owed.

5. EXPANSION OPTION: Tenant has expressed an interest in leasing certain space owned by Landlord located at 2250 W. 14th Street, which space is currently occupied by Integrated Information Systems or its subsidiary (the "Potential Expansion Premises"). Should the Potential Expansion Premises become available, Landlord shall, by written notice, first offer to lease such space to Tenant on the terms and conditions that Landlord intends to offer such space for lease to the general public. Tenant shall have two (2) business days to accept such offer by delivering a written notice of acceptance to Landlord. If Tenant fails to timely deliver such written notice of acceptance or thereafter fails, in Landlord's sole determination, to proceed in good faith towards the execution of a lease for the Potential Expansion Premises, then Tenant shall be deemed to have refused such offer and Landlord shall be free to market the Potential Expansion Premises to the general public.

6. TENANT IMPROVEMENT REIMBURSEMENT: The Forty-five thousand and 00/100 Dollar ($45,000.00) improvement allowance provided by Landlord to Tenant under Section 29 of the Lease Agreement is hereby terminated and replaced with the reimbursement obligations contained in this Paragraph 6. Landlord acknowledges that Tenant has made certain improvements to the Premises that were approved by and are acceptable to Landlord. Subject to Landlord's receipt of (i) a final certificate of occupancy from the City of Tempe for such improvements, (ii) unconditional lien waivers from all applicable contractors, suppliers and/or consultants, and (iii) proof of the amounts paid by Tenant to such contractors, suppliers and/or consultants in connection with such improvements, Landlord shall reimburse Tenant for the full amount of such expenditures up to the maximum amount of Seventy-six thousand and 00/100 Dollars ($76,000.00). Tenant acknowledges and agrees that its obligation to restore the Premises as provided in Section 30 of the Lease Agreement remains unchanged by Landlord's consent to such improvements.

7. RATIFICATION: Any and all terms and conditions of the Lease Agreement not expressly amended by this First Addendum remain in full force and effect and Landlord and Tenant hereby ratify the same.

AGREED to and accepted this ___________ day of December 2004.

LANDLORD:                               TENANT:

BEL DE MAR, LLC                         LIMELIGHT MAINSTREET TEMPE, L.L.C.


X By: /s/ Wilford M. Farnsworth         X By: /s/ William H. Rinehart
      -------------------------------         ----------------------------------
      Wilford M. Farnsworth                   William H. Rinehart
Its: Presiding Member                   Its: CEO